UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 21, 2018
______________________
ENCORE CAPITAL GROUP, INC.
(Exact Name of Registrant as Specified in Charter)
______________________

Delaware (State or Other Jurisdiction of Incorporation)	000-26489 (Commission File Number)	48-1090909 (IRS Employer Identification No.)
3111 Camino Del Rio North, Suite 103, San Diego, California (Address of Principal Executive Offices)		92108 (Zip Code)
(877) 445-4581 (Registrant’s telephone number, including area code)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting on June 21, 2018. The final voting results on the proposals presented at the Annual Meeting are set forth below.
The first proposal was for the election of the following eight directors: Michael P. Monaco, Ashwini (Ash) Gupta, Wendy G. Hannam, Laura Newman Olle, Francis E. Quinlan, Norman R. Sorensen, Richard J. Srednicki and Ashish Masih. All eight directors were elected, with the following votes tabulated:

	For	Withheld	Broker Non-Votes
Michael P. Monaco	23,737,723	164,282	941,854
Ashwini (Ash) Gupta	23,736,005	166,000	941,854
Wendy G. Hannam	23,737,936	164,069	941,854
Laura Newman Olle	23,733,399	168,606	941,854
Francis E. Quinlan	23,737,823	164,182	941,854
Norman R. Sorensen	23,731,441	170,564	941,854
Richard J. Srednicki	23,737,707	164,298	941,854
Ashish Masih	23,760,484	141,521	941,854
The second proposal was a non-binding vote to approve the compensation of the Company’s named executive officers. In a non-binding vote, the compensation of the Company’s named executive officers was approved, with the following votes tabulated:

For	Against	Abstain	Broker Non-Vote
23,293,529	514,704	93,772	941,854
The third proposal was the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was ratified, with the following votes tabulated:

For	Against	Abstain
24,631,581	145,130	67,148

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE CAPITAL GROUP, INC.

Date: June 26, 2018	/s/ Greg Call
Greg Call
Executive Vice President, General Counsel, Chief Administrative Officer and Secretary